Exhibit 10.1

Note: Qxpress Pte. Ltd. changed its name to Tracx Logis Pte. Ltd. as of November 18, 2024.

All references in this Plan to Qxpress refer to Tracx Logis.

QXPRESS PTE. LTD.

(Incorporated in the Republic of Singapore)

Company Registration No. 201104738Z

2020 EMPLOYEE STOCK OPTION PLAN

1	PURPOSES

(a)	Eligible Option Recipients. The persons eligible to receive Options are the Employees, Directors and Consultants of the Company and its Affiliates.

(b)	Available Options. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Ordinary Shares through the granting of Options.

(c)	General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2	DEFINITIONS

(a)	“Affiliate” means any subsidiary of the Company, whether now or hereafter existing, and any other entity which is controlled, directly or indirectly, by the Company.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Cause” means any termination of an Optionholder’s Continuous Service for the following reasons: (i) Optionholder’s willful failure to perform his or her duties and responsibilities to the Company or Optionholder’s violation in any material respect of any written policy of the Company; (ii) Optionholder’s commission of any act of fraud, embezzlement, dishonesty or other willful misconduct that has caused or is reasonably expected to result in injury or damage to the Company; (iii) Optionholder’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Optionholder owes an obligation of nondisclosure as a result of his or her relationship with the Company; (iv) Optionholder’s material breach of any of his or her obligations under any written agreement or covenant with the Company, including any act or omission that results in or is reasonably likely to result in damages or harm to the Company (v) termination for cause as may be set out in any employment or consultancy agreement between the Optionholder and the Company. The determination as to whether an Optionholder has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Optionholder. The foregoing definition does not in any way limit the Company’s ability to terminate an Optionholder’s employment or consulting relationship at any time. In this subsection 2(c), all references to the Company shall include the Company or any of its Affiliates.

(d)	“Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e)	“Company” means Qxpress Pte. Ltd., a company incorporated under the laws of Singapore.

(f)	“Consultant” means any natural person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, or (ii) who is a member of the Board of Directors or comparable governing body of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors. In addition, the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(g)	“Continuous Service” means that the Optionholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s service with the Company or an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(h)	“Director” means a member of the Board of Directors of the Company.

(i)	“Disability” means the inability of a natural person to continue to perform services for the Company or any Affiliate of the type previously performed prior to the occurrence of such Disability, whether as a result of physical and/or mental illness or injury, as determined by a physician acceptable to the Company, for a period that is expected to be of a duration of no less than six (6) months.

(j)	“Employee” means any person employed for tax purposes by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(k)	“Equity Restructuring” means a non-reciprocal transaction (i.e. a transaction in which the Company does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources the Company is relinquishing in such transaction) between the Company and its shareholders, such as a stock split, spin-off, rights offering, nonrecurring stock dividend or recapitalization through a large, nonrecurring cash dividend, that affects the Ordinary Shares (or other securities of the Company) or the share price of Ordinary Shares (or other securities) and causes a change in the per share value of the Ordinary Shares underlying outstanding Options.

(l)	“Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:

(i)	If the Ordinary Shares are listed on any established stock exchange, the Fair Market Value of a share of Ordinary Shares shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)	In the absence of such markets for the Ordinary Shares, the Fair Market Value shall be determined in good faith by the Board.

(m)	“SHA” means the Shareholders’ Agreement dated May 2, 2019, among the Company, the Company shareholders .

(n)	“Option” means an option granted pursuant to Section 6 of the Plan.

(o)	“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(p)	“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(q)	“Ordinary Shares” means the Ordinary Shares of the Company.

(r)	“Plan” means this Qxpress Pte. Ltd. 2020 Employee Stock Option Plan, as may be amended from time to time.

3	ADMINISTRATION

(a)	Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)	Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan, to do all or any of the following:

(i)	To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type or combination of types of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Ordinary Shares pursuant to an Option; and the number of Ordinary Shares with respect to which an Option shall be granted to each such person.

To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(ii)	Without prejudice to anything stated in this Plan, the Board may at any time amend or alter the Plan or an Option in any way to the extent necessary to cause the Plan to comply with any statutory provision or the provision or the regulations of any regulatory or other relevant authority or body (including the Singapore Exchange and the Central Depository of Singapore).

(iii)	To amend the Plan or an Option as provided in Section 11.

(iv)	To terminate or suspend the Plan as provided in Section 12.

(v)	Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient in its sole discretion to promote the best interests of the Company and its shareholders that are not in conflict with the provisions of the Plan.

(c)	Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of one (1) or more members of the Board any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d)	Effect of Board’s Decision. Subject to any limitations imposed under applicable law, all determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by anyone and shall be final, binding and conclusive on all Optionholders and any other person having an interest in such determination, interpretation or construction.

4	SHARES SUBJECT TO THE PLAN

(a)	Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in Ordinary Shares, the Ordinary Shares that may be issued pursuant to Options shall not exceed in the aggregate Three Million One hundred Seventy Thousand and Seventy Five (3,170,075) Ordinary Shares.

(b)	Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Ordinary Shares not acquired under such Option shall revert to and again become available for issuance under the Plan.

(c)	Source of Shares. The Ordinary Shares subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5	ELIGIBILITY

Options may be granted to Employees, Directors and Consultants.

6	OPTION PROVISIONS

Each Option shall be in such form and shall contain such terms and conditions as the Board or the Committee (if constituted) shall deem appropriate. If certificates are issued, a separate certificate or certificates will be issued for Ordinary Shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)	Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted, or such earlier date as may be provided for in this Plan.

(b)	Exercise Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option on the date the Option is granted.

(c)	Consideration.

(i)	The purchase price of Ordinary Shares acquired pursuant to an Option shall be paid by the Optionholder, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (1) by delivery to the Company, or attestation to the Company of ownership, of other Ordinary Shares or (2) in any other form of legal consideration that may be acceptable to the Board.

(ii)	Unless otherwise specifically provided, the purchase price of Ordinary Shares acquired pursuant to an Option that is paid by delivery to the Company, or attestation to the Company of ownership, of other Ordinary Shares shall be paid only by Ordinary Shares of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes or for any other accounting purposes).

(d)	Transferability of an Option. An Option is personal to the Optionholder and shall not be transferred, charged, pledged, assigned, novated, encumbered or otherwise disposed of by the Optionholder, in whole or in part, except by will or by the laws of intestacy and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)	Vesting Generally. The total number of Ordinary Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of Ordinary Shares as to which an Option may be exercised.

(f)	Termination of Continuous Service for Cause. In the event that an Optionholder’s termination of Continuous Service is as a result of Cause, any outstanding Option (including any vested portion thereof) held by such Optionholder shall immediately terminate in its entirety upon notification to the Optionholder of termination of the Optionholder’s Continuous Service status for Cause. If an Optionholder’s Continuous Service status is suspended pending an investigation of whether the Optionholder’s Continuous Service status is for Cause, all of the Optionholder’s rights under the Options (including any vested portion thereof) shall be suspended during the investigation period.

(g)	Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability or Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h)	Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i)	Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest (pursuant to (d) above) or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

7	COVENANTS OF THE COMPANY

[RESERVED]

8	USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Ordinary Shares pursuant to Options shall constitute general funds of the Company.

9	MISCELLANEOUS

(a)	Shareholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

(b)	No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, for any reason or no reason, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the memorandum and articles of association or by-laws (as the case may be) of the Company or an Affiliate, and any applicable provisions of the law of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.

(c)	Investment Assurances. The Company may require an Optionholder, as a condition of exercising an Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring Ordinary Shares subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares; and/or (iii) to give such other written assurances as the Company shall determine are necessary, desirable or appropriate to comply with applicable securities regulation and other governing law. The Company may, upon advice of counsel to the Company, impose restrictions on the transfer of Ordinary Shares issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws.

(d)	Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any tax withholding obligation arising under the laws or regulations of any country, state or local jurisdiction relating to the exercise or acquisition of Ordinary Shares under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Optionholder as a result of the exercise or acquisition of Ordinary Shares under the Option; provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be required to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered Ordinary Shares.

10	ADJUSTMENTS UPON CHANGES IN STOCK

(a)	Capitalization Adjustments. In the event that any dividend or other distribution, capitalization of profits or reserves, rights issue, reduction, subdivision, reorganization, merger, consolidation, combination, repurchase, or exchange of Ordinary Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Ordinary Shares (other than an Equity Restructuring) occurs such that an adjustment is determined by the Board or the Committee, as the case may be to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board or the Committee, as the case may be shall, in such manner as it may deem equitable, adjust the number and class of Ordinary Shares which may be delivered under the Plan, the exercise price per share and the number of shares covered by each Option which has not been exercised, and the numerical limit of Section 4(a).

(b)	Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

(c)	Corporate Transaction. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger, consolidation or takeover which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or takeover, or (iii) a reverse merger in which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then at the option of the surviving corporation or acquiring corporation, any surviving corporation or acquiring corporation may (i) assume or continue any Options outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 10(c)) for those outstanding under the Plan; (ii) immediately terminate any Options outstanding under the Plan upon payment to the respective Optionholder of the Fair Market Value of the Ordinary Shares under such Options. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Options or to substitute similar stock awards for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised (if applicable) at or prior to such event.

(d)	Equity Restructuring Adjustments. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 10(a) and 10(c) the number and type of securities subject to each outstanding Option and the exercise price thereof will be equitably adjusted by the Committee. The adjustments provided under this Section 10(d) shall be nondiscretionary and shall be final and binding on the affected Optionholder and the Company.

11	AMENDMENT OF THE PLAN AND OPTIONS

(a)	Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Ordinary Shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary under applicable laws or regulations.

(b)	Shareholder Approval. Notwithstanding any other provision of the Plan to the contrary, the Board shall not, without prior shareholder approval, (A) reduce the exercise price of any outstanding Option under the Plan, (B) cancel any outstanding Option under the Plan and grant in substitution therefor, on either an immediate or delayed basis, a new Option under the Plan covering the same or a different number of Ordinary Shares or cash, or (C) take any other action with respect to any outstanding Option under the Plan that is treated as a repricing of such Option pursuant to generally accepted accounting principles.

(c)	No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

(d)	Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12	TERMINATION OR SUSPENSION OF THE PLAN

(a)	Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)	No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

13	EFFECTIVE DATE OF THE PLAN

The Plan shall become effective as determined by the Board.

14	CHOICE OF LAW

The Plan shall be governed by, and construed in accordance with, the laws of the Republic of Singapore.